EXHIBIT 99


Press Release     FOR IMMEDIATE RELEASE

                              Contact: T. Tim Unger
                           Phone Number: (317)839-6539


         PLAINFIELD, Ind., Aug. 9 -- Lincoln Bancorp (the "Corporation") announced today that the Board of Directors has approved the repurchase, from time to time, on the open market of up to 10% of the Corporation's outstanding shares of common stock, without par value ("Common Stock"), or 700,925 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may begin as early as August 12, 1999 (3 days after press release is issued), since the required regulatory clearance has been received.

         According to Tim Unger, President of the Corporation, the Board believes that the Corporation's shares are currently undervalued by the market and that open market purchases will have the potential effect of enhancing the book value per share and the potential for growth in earnings per share of the Corporation's remaining outstanding shares.

         The foregoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates express in such forward-looking statements. The factors include, but are not limited to, anticipated market prices and prices actually paid by the Corporation for its shares pursuant to the stock repurchase program announced herein. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Corporation does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

         Lincoln Bancorp, an Indiana Corporation, is the holding company for Lincoln Federal Savings Bank, a federal savings bank, are headquartered in Plainfield, Indiana, with additional offices in Avon, Brownsburg, Crawfordsville, Frankfort and Mooresville.